TERM LOAN AGREEMENT

                                   between

                       WELLSFORD REAL PROPERTIES, INC.

                                     and

                   WELLSFORD/WHITEHALL PROPERTIES, L.L.C.


                               August 28, 1997

          TERM LOAN AGREEMENT dated as of August 28, 1997 between
WELLSFORD/WHITEHALL PROPERTIES, L.L.C., a Delaware limited liability company (the "Borrower"), and WELLSFORD REAL PROPERTIES, INC. (the "Lender").

                             W I T N E S E T H:

          WHEREAS, Borrower wishes to borrow a principal amount of up to $86,293,190; and

          WHEREAS, Lender is willing to provide Borrower with loans in the aforesaid principal amount as follows: (i) an initial term loan of $61,699,440, (ii) an additional term loan of $17,093,750 upon and subject to the conditions set forth herein and (iii) an additional term loan of up to $7,500,000 upon and subject to the conditions set forth herein.

          NOW, THEREFORE, Borrower and Lender hereby agree as follows:

14   DEFINITIONS

          As used in this Agreement:

          "Advance Date" means the date each Term Loan is advanced by Lender.

          "Agreement" means this Term Loan Agreement, as amended or supplemented from time to time.

          "Borrower" means Wellsford/Whitehall Properties, L.L.C.

          "Business Day" means a day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

          "Closing Date" means the date on which this Agreement has been duly executed by Lender and Borrower, and all conditions precedent to the making of Term Loan A have been met to the satisfaction of Lender and its counsel.

          "Default" means any event specified in Section 8.01 hereof after the expiration of any applicable cure period.

          "Default Rate" means three (3%) percent in excess of the applicable Interest Rate.

          "Extension Period" means the period commencing on November 27, 1997 and terminating on February 25, 1998.

          "Indebtedness" means all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, all obligations evidenced by bonds, debentures, notes or similar debt instruments and subordinated indebtedness); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, interest rate and currency swap obligations, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including contingent obligations that in accordance with generally accepted accounting principles are required to be footnoted on Borrower's consolidated balance sheets and any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or an obligor under a capitalized lease; and (e) Borrower's pro rata share of any of the above-described obligations of its unconsolidated affiliates.

          "Initial Maturity Date" means November 26, 1997.

          "Interest Rate" means (i) Three Hundred (300) basis points (3.0%) above the LIBO Rate, as adjusted from time to time, through the Initial Maturity Date or (ii) Four Hundred (400) basis points (4.0%) above the LIBOR Rate, as adjusted from time to time, after the Initial Maturity Date.

          "Lender" means Wellsford Real Properties, Inc. and its successors and assigns.

          "LIBO Period" means a thirty (30) day period commencing on each Advance Date and upon the expiration thereof each and every thirty (30) day period thereafter.

          "LIBO Rate" means, with respect to each LIBO Period, the rate per annum equal to the rate at which BankBoston, N.A. is offered United States Dollar deposits in an amount comparable to the Term Loan for which the applicable LIBO Rate is being determined, such determination to be made on the date which is two (2) Business Days prior to the applicable LIBO Period, in whatever interbank eurodollar market selected by BankBoston, N.A. in its sole discretion, acting in good faith.

          "Lien" means (a) a mortgage, lien, pledge, charge, security interest, encumbrance or preference, priority or other security or preferential arrangement of any kind or nature in respect of any asset, or
(b) the interest of a vendor under any conditional sale agreement, financing lease or other title retention agreement relating to an asset.

          "Loan Documents" mean, collectively, this Agreement, the Term Notes, any guarantees and mortgages entered into by the Sub Guarantors and any and all documents executed and delivered in connection therewith.

          "Maturity Date" means the later of (i) the Initial Maturity Date or
(ii) the expiration of the Extension Period, if any.

          "Operating Agreement" means the Limited Liability Company Operating Agreement of Borrower dated as of August 28, 1997.

          "Person" means an individual, a corporation, a limited liability company, an association, a joint stock company, a business trust, a partnership, a joint venture, an unincorporated organization, or a government or any agency or political subdivision thereof.

          "Properties" mean any of the following real properties known as Point View - Main Campus, 1700 Valley Road, 1800 Valley Road, the Chatham Building, Greenbrook, 1275 K Street, 600 Atrium, 700 Atrium and 15 Broad Street.

          "Sub Guarantors" means any of the following Subsidiaries, WEL/WH Chatham, L.L.C., WEL/WH Point View/1800 Valley, L.L.C., WEL/WH 1700 Valley, L.L.C., WEL/WH Greenbrook, L.L.C., WEL/WH 600 ATR, L.L.C., WEL/WH 700 ATR, L.L.C., WEL/WH 1275 K Street, L.L.C. and WEL/WH 15 Broad Street, L.L.C.

          "Subsidiaries" shall have the meaning set forth in the Operating Agreement.

          "Taxes" means any and all present and future taxes, levies, imposts, duties, fees, deductions, withholdings or charges of a similar nature imposed or assessed by any federal, state, county or any political subdivision or taxing authority thereof, together with any interest thereon and any penalties with respect thereto.

          "Term Loan A" means the term loan made to Borrower under this Agreement in the principal amount of $61,699,440.

          "Term Loan B" means the term loan which may be made to Borrower under this Agreement in the principal amount of $17,093,750.

          "Term Loan C" means the term loan which may be made to Borrower under this Agreement in the principal amount of up to $7,500,000.

          "Term Loan B Notice" means a written notice, given to Lender by Borrower requesting funding of Term Loan B.

          "Term Loan C Notice" means a written notice, given to Lender by Borrower requested funding of Term Loan C.

          "Term Loan" mean, individually, Term Loan A, Term Loan B or Term
Loan C.

          "Term Loans" mean, collectively, Term Loan A, Term Loan B and Term Loan C.

          "Term Notes" means each of the promissory notes issued by Borrower to Lender in the form annexed hereto as Exhibits A-1, A-2 and A-3, respectively.


1.   THE TERM LOANS

          2.01. Term Loan Commitment. Subject to the conditions set forth in Section 5.01 and upon the terms of this Agreement, Lender shall make Term Loan A to Borrower on the Closing Date, subject to the satisfaction of the conditions set forth in Section 5.02 herein and upon the terms of this Agreement, Lender shall make Term Loan B to Borrower on the third Business Day following receipt of the Term Loan B Notice and subject to the satisfaction of the conditions set forth in Section 5.03 herein and upon the terms of this Agreement, Lender shall make Term Loan C to Borrower on the third Business Day following receipt of the Term Loan C Notice.

          2.02. Payment of Interest. Interest shall accrue and Borrower shall pay interest on the aggregate outstanding principal amount of each Term Loan, from time to time outstanding, at a rate per annum equal to the Interest Rate in effect from time to time. Accrued interest on the Term Loans shall be paid in arrears on the 1st day of each calendar month commencing on the first day of the month following each Advance Date and on the Maturity Date, except that with respect to Term Loan A the first interest payment shall be due on October 1, 1997.

          2.03. Default Interest. Notwithstanding anything to the contrary in Section 2.02 hereof, if Borrower shall fail to make any payment, within five (5) days after its due date, (whether at maturity, on acceleration or otherwise), of any interest or principal amount owing under this Agreement or the Term Notes, then Borrower shall pay interest on demand at a rate per annum equal to the Default Rate from time to time in effect to the fullest extent permitted by law on the amount of principal and interest overdue from the date of default until payment in full of the principal and interest amount overdue plus interest thereon.

          2.04. Repayment of Principal. Borrower shall repay the principal amount of the Term Loans on, or at Borrower's option as provided in Section
2.06 before, the Maturity Date.

          2.05. The Term Notes. On the Closing Date, Borrower shall duly issue and deliver to Lender, a single promissory note in the form of Exhibit A-1 hereto.

          2.06. Prepayment. (a) Voluntary Prepayment. Borrower may, upon not less than three (3) Business Days irrevocable prior written notice to Lender, prepay the Term Loans in whole or in part without premium or penalty. Amounts repaid with respect to the Term Loans may not be reborrowed by Borrower pursuant to the Agreement.

               (b) Interest. Any prepayment of principal of the Term Loans shall be paid together with unpaid accrued interest thereon to and including the prepayment date.

          2.07. Extension of Initial Maturity Date. (a) The principal amount of the Term Loans plus any accrued and unpaid interest thereon shall be due and payable to Lender on the Initial Maturity Date.

               (b) Notwithstanding the provisions of Section 2.07(a), Borrower may elect to extend the Initial Maturity Date, subject to the terms and conditions of this Section 2.07 and Section 4.01 herein, upon written notice received by Lender on or before November 5, 1997. If the conditions set forth in Section 2.07(c) and Section 4.01 herein are not satisfied on or prior to the Initial Maturity Date, the principal amount of the Term Loans and any accrued and unpaid interest thereon shall be due and payable on the Initial Maturity Date.

               (c) The obligation of Lender to extend the Initial Maturity Date is subject to the fulfillment of the following conditions by Borrower:
(i) no Default shall have occurred hereunder or under any Loan Document, either before or after giving effect to such extension and (ii) Lender shall have received the documents referred to in Section 4.01 prior to the Initial Maturity Date.

2.   TERMS APPLICABLE TO TERM LOANS

          3.01. Payments and Computations. (a) Borrower shall make each payment due hereunder and under the Term Notes not later than 1:00 P.M., on the date when due, in same day funds as provided in the Term Notes or as directed by Lender.

               (b) All computations of interest hereunder shall be made by Lender on the basis of a year of 360 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent error.

               (c) Whenever any payment hereunder or under the Term Notes, as the case may be, shall be due on a day other than a Business Day such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest.

          3.02. Taxes; Reserves; Additional Costs. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of future income, stamp or other Taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings hereafter imposed, levied, collected, withheld or assessed by any governmental and/or taxing authority, excluding income, gross receipts, capital stock and franchise taxes imposed on Lender by the United States of America or any political subdivision or taxing authority thereof or therein. If any Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder.
Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Tax when due to the appropriate taxing authority.

          3.03. Fees and Costs. In order to induce Lender to enter into this Agreement and make the Term Loans to Borrower, Borrower shall pay on the Closing Date and on each subsequent Advance Date, all fees and costs associated with documenting and closing the Term Loans, including all reasonable out-of-pocket costs and expenses, including the fees and disbursements of counsel to Lender, incurred by Lender in connection with the preparation, execution and delivery of this Agreement, the Term Notes and any other Loan Documents.

3.   SECURITY

          4.01. Security During Any Extension Period. As security for the prompt payment of the amounts due hereunder, and under each of the Term Notes and the fulfillment of all other obligations of Borrower hereunder and under the Term Notes, during any Extension Period, Borrower shall cause each Sub Guarantor to deliver to the Lender and Lender shall receive, prior to the commencement of the Extension Period:

               (a) One or more mortgages, in form and substance substantially similar to the mortgage attached hereto as Exhibit B, and in form for recording in the appropriate filing office in the jurisdiction in which the Properties are located, creating cross-defaulted first priority liens on the Properties, together with the payment of any and all mortgage recording taxes in connection therewith, provided that the mortgage relating to the property known as 1275 K Street shall only be recorded if there has been a Default pursuant to Section 8.01 hereof during the Extension Period;

               (b) Uniform Commercial Code Financing Statements Form UCC-1, in form for recording in the appropriate filing offices in the jurisdiction in which the Properties are located, creating a first priority lien in all personal property located at the Properties;

               (c) A joint and several guaranty of the amounts due hereunder, and under each of the Term Notes and the fulfillment of all other obligations of Borrower hereunder from the Sub Guarantors in such form reasonably acceptable to Lender.

               (d) Such other documents as may be required by Lender in its sole discretion.

4.   CONDITIONS PRECEDENT

          5.01. Conditions Precedent to Term Loan A. The obligation of Lender to disburse Term Loan A is subject to the fulfillment of the following conditions by Borrower:

               (a) The representations and warranties herein contained and contained in the Loan Documents shall be true and correct in all respects on and as of the Closing Date.

               (b) Lender shall have received such consents or acknowledgments, with respect to such of the transactions hereunder, from such Persons as Lender or its counsel may reasonably determine to be necessary or appropriate.

               (c) Lender shall have received (i) copies of the certificate of formation and all amendments thereto of Borrower, certified as of a recent date by the Secretary of State of its jurisdiction of formation; and (ii) the certificate of said Secretary of State as to the valid existence, good standing (or equivalent) and other charter documents on file of Borrower, as of a recent date.

               (d) Borrower shall pay all of the fees and costs due pursuant to Section 3.04 and as elsewhere provided for herein and Lender's actual costs and expenses pursuant to Section 9.02 hereof.

Lender's disbursement of Term Loan A shall constitute its acknowledgment that such conditions precedent relating to Term Loan A have been satisfied.

          5.02. Conditions Precedent to Term Loan B. The obligation of Lender to disburse Term Loan B shall be subject to the fulfillment of the following conditions precedent:

               (a) Lender shall have received a properly executed Term Loan B Notice at least five (5) days prior to the Advance Date of such Term Loan, but in any event prior to the Maturity Date.

               (b) No Default hereunder or under any Loan Document shall have occurred and be continuing, either before or after giving effect to such Term Loan B; and Borrower shall have complied and shall then be in compliance in all respects with all of the terms, covenants and conditions of this Agreement, Term Note A and any Loan Document which is binding on it.

               (c) Lender shall have received such consents or acknowledgments, with respect to such of the transactions hereunder, from such Persons as Lender or its counsel may reasonably determine to be necessary or appropriate.

               (d) Lender shall have received evidence satisfactory to it, that Borrower, simultaneously with its receipt of the proceeds of the Advance in connection with the Term B Loan, will purchase the property known as 700 Atrium, pursuant to the 700 Atrium Purchaser Contract (as such term is defined in the Operating Agreement).

Lender's disbursement of Term Loan B shall constitute its acknowledgment that such conditions precedent relating to Term Loan B have been satisfied.

          5.03. Conditions Precedent to Term Loan C. The obligation of Lender to disburse Term Loan C shall be subject to the fulfillment of the following conditions precedent:

               (a) Lender shall have received a properly executed Term Loan C Notice at least five (5) days prior to the Advance Date of such Term Loan, but in any event prior to the Maturity Date.

               (b) No Default hereunder or under any Loan Document shall have occurred and be continuing, either before or after giving effect to such Term Loan C; and Borrower shall have complied and shall then be in compliance in all respects with all of the terms, covenants and conditions of this Agreement, Term Note A, Term Note B and any Loan Document which is binding on it.

               (c) Lender shall have received such consents or acknowledgments, with respect to such of the transactions hereunder, from such Persons as Lender or its counsel may reasonably determine to be necessary or appropriate.

               (d) Lender shall have received evidence satisfactory to it, that Borrower will cause the properties known as 600 Atrium and 15 Broad Street to be contributed to it pursuant to the Operating Agreement.

Lender's disbursement of Term Loan C shall constitute its acknowledgment that such conditions precedent relating to Term Loan C have been satisfied.

5.   REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Lender that:

          6.01. Organization of Borrower. Borrower and the Sub Guarantors are limited liability companies duly formed, validly existing and in good standing under the laws of the State of Delaware and have all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as they are now being conducted. Borrower and the Sub Guarantors are duly qualified to do business and are in good standing in all jurisdictions in which the ownership of its property or the conduct of its business makes such qualification necessary.

          6.02. Authorization. The execution, delivery and performance of this Agreement, the Term Notes and the other Loan Documents by Borrower are within the power and authority of Borrower and have been authorized by all necessary action, and require no action by or in respect of, or filing with, any governmental body, agency or official.

          6.03. Guarantees and Mortgages. The execution, delivery and performance of the guarantees and mortgages by the Sub Guarantors are within the power and authority of Sub Guarantors and have been authorized by all necessary action, and require no action by or in respect of, or filing with, any governmental body, agency or official.

          6.04. Validity. The Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity.

          6.05. Consents. All consents, authorizations, approvals of or filings or registrations with any commission, board, agency, court or other governmental authority necessary in connection with the valid execution, delivery and performance of the Loan Documents by Borrower have been obtained or effected and are in full force and effect.

          6.06. No Conflict. The execution and delivery by Borrower of the Loan Documents do not, and the performance by Borrower of the Loan Documents to which they are, respectively, a party, will not, (a) violate any provision of the Operating Agreement or any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to Borrower, (b) result in a breach of or constitute a default under any indenture, lease, loan or other agreement or any instrument to which Borrower is a party or by which they or their properties may be bound or affected, or (c) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower, other than the Liens granted to Lender pursuant hereto.

          6.07. No Default. Borrower is not in violation of any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any indenture, lease, loan or other agreement to which it is a party or by which it or its properties may be bound or affected, the violation of which would have a material adverse effect upon the ability of Borrower to perform any of its respective obligations under the Loan Documents.

6.   COVENANTS

          Until the Term Notes have been paid in full in accordance with their terms and until the performance of all obligations of Borrower hereunder and under the other Loan Documents to which it is a party, Borrower covenants that:

          7.01. Negative Covenants. Except for the Assumed Financing (as such term is defined in the Operating Agreement) and as otherwise consented to by Wellsford Commercial Properties Trust pursuant to the Operating Agreement, Borrower shall not, and will not permit any of its Subsidiaries to:

               (a)  Incur any Indebtedness; or

               (b) (i) create or incur or suffer to be created or incurred or to exist any Lien, mortgage, negative pledge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or (ii) transfer any of its property or assets or the income or profits therefrom.

7.   DEFAULTS

          8.01. Events of Default. If any of the following events shall occur and be continuing:

               (a) Borrower or any Sub Guarantor shall fail to pay any amounts of principal or interest due hereunder, under any of the Term Notes or any Loan Document when due, whether at maturity, by acceleration or otherwise; or

               (b) Any representation or warranty made by Borrower or any Sub Guarantor in this Agreement, or in any other Loan Document or any certificate or notice delivered or made in connection herewith and therewith shall prove to be false or misleading in any material respect when made; or

               (c) Borrower or any Sub Guarantor shall fail to perform or observe any other obligations, covenants or terms contained in this Agreement, or any of the other Loan Documents (other than as described in (a) or (b) above) to which it is a party, and such default shall continue for 5 days after written notice thereof from Lender to Borrower or the Sub Guarantors, as the case may be; or

               (d) An involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against Borrower or any Sub Guarantor, or a court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequester (or similar official) of or for any substantial part of their respective properties, or ordering the winding-up or liquidation of their affairs, and such case shall not be dismissed in 60 days, or such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

               (e) Borrower or any Sub Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of or for all or any substantial part of their respective property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay their respective debts as they become due, or shall take any action in furtherance of any of the foregoing; or

               (f) If at any time during the term of this Agreement, WHWEL Real Estate Limited Partnership exercises its "Conversion Right" (as such term is defined in the Operating Agreement) to require Wellsford Commercial Properties Trust, a Maryland real estate investment trust, to convert any of its Membership Units (as such term is defined in the Operating Agreement) into shares of beneficial interest of Wellsford Commercial Properties Trust;

then in the case of any of the events specified in paragraphs (d) and (e), the Term Loans shall be immediately terminated and all amounts payable by Borrower or any Sub Guarantor, if applicable, to Lender under this Agreement and the Term Notes, as the case may be, shall be immediately due and payable without any action on the part of Lender, Borrower, Sub Guarantor, or any other Person, and, in the case of any of the other events specified above, Lender may, by notice to Borrower (i) declare the Term Loans to be forthwith cancelled and terminated, whereupon the same shall be so cancelled and terminated and/or (ii) declare the principal, interest and all other amounts payable by Borrower to Lender under this Agreement and the Term Notes to be immediately due and payable, whereupon the same shall become forthwith due and payable.

8.   GENERAL PROVISIONS

          9.01. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns, provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent to Lender. Lender may not at any time assign any of its rights hereunder.

          9.02. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses, including the fees and disbursements of Lender's counsel, incurred in connection with the enforcement of this Agreement, the Term Notes or any other Loan Documents.

          9.03. Amendment; Waiver. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same be in writing and signed by Lender. Any waiver of any provision of this Agreement, and any consent to any departure by Borrower therefrom, shall be effective only in the specific instance and for the specific purpose for which given. Neither failure nor delay on the part of either party to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy.
No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. The rights herein provided are cumulative and not exclusive of any rights provided by law.

          9.04. Notices. Except as otherwise provided herein, all notices, demands and other communications to either party hereto under this Agreement shall be in writing and shall be delivered or sent to such party at the following addresses:

               To Borrower:

               Wellsford/Whitehall Properties, L.L.C.

               c/o Wellsford Commercial Properties Trust
               610 Fifth Avenue
               New York, New York 10020
               Attention:  President

               with a copy to:

               WHWEL Real Estate Limited Partnership
               85 Broad Street, 19th Floor
               New York, New York 10004
               Attention: Chief Financial Officer

               To Lender:

               Wellsford Real Properties, Inc.
               610 Fifth Avenue
               New York, New York 10020
               Attention: President


or to such other address as it may by written notice to the other party hereto have designated for such purpose. Any such notice, demand or other communications shall be deemed given when sent.

          9.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          9.06. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction hereof.

          9.07. Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

          9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          9.09. Waiver of Jury Trial; Service of Process. BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS. Borrower further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail, return receipt requested, addressed to it at its address for purposes of notices as provided in Section
9.04 hereof, provided that such process shall not be deemed served until actual receipt by Borrower.

          9.10. Indemnification. (a) Borrower agrees to pay, and protect, indemnify and save harmless Lender and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants from and against, all liabilities, losses, claims, damages, penalties, causes of action, suits, judgments, costs, expenses or disburse-ments (including, without limitation, reasonable attorneys' fees and expenses) of any kind whatsoever which may at any time be imposed on, incurred by or asserted against Lender in any way relating to or arising out of the Loan Documents or the transactions by and between Lender and Borrower, as contemplated thereby, provided that, Borrower will not be liable to Lender for such liabilities, losses, claims, damages, penalties, causes of action, suits, judgments, costs, expenses or disbursements (including, without limitation, attorneys' fees) or judgments arising from Lender's gross negligence, wilful misconduct or failure to comply with applicable regulatory requirements imposed on it with respect to the Term Loans, if any.

               (b) Lender agrees that with respect to any action, suit or proceeding against it, or any of its officers, directors, shareholders, controlling persons, employees, agents and servants, in respect of which indemnity may be sought hereunder, it will give written notice of the commencement of such action to Borrower promptly after it or any of its officers, directors, shareholders, controlling persons, employees, agents and servants is made a party to such action or it otherwise has knowledge thereof. Upon receipt of any such notice by Borrower, Borrower shall be entitled to assume the defense of such action, including the employment of counsel reasonably acceptable to Lender and the payment of all expenses in connection with such defense, and shall have the right to negotiate and consent to settlement. Failure of Lender to provide notice pursuant to this
Section 9.10(b) shall not negate any indemnification obligations of Borrower.

               (c) Any indemnified party shall have the right to employ separate counsel in any such action against it and to participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of such party if an adequate defense is not being provided by the indemnifying party in the reasonable judgment of the indemnified party. Notwithstanding the foregoing, Borrower shall not have the right to defend the indemnified party in any action or proceeding if such indemnified party has been advised by its own counsel that there are legal defenses available to such indemnified party which are different from, additional to or conflict with the defenses available to Borrower. Borrower shall not be liable for any settlement of any such action effected without its consent, which consent shall not be unreasonably withheld.

               (d) The provisions of this Section 9.10 shall survive the repayment in full of the Term Notes and the satisfaction of all obligations of Borrower under the Loan Documents.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date above written.


                              WELLSFORD/WHITEHALL PROPERTIES,
                                L.L.C.

                              By: Wellsford Commercial Properties Trust

                                  By: /s/ Edward Lowenthal
                                     __________________________________
                                     Name:  Edward Lowenthal
                                     Title: President



                              WELLSFORD REAL PROPERTIES, INC.


                              By: /s/ Edward Lowenthal
                                  _____________________________________
                                  Name:  Edward Lowenthal
                                  Title: President